UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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Xenia Hotels & Resorts, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On April 30, 2020, Xenia Hotels & Resorts, Inc. made the following information available to its stockholders in connection with its 2020 annual meeting of stockholders.

Xenia Hotels & Resorts, Inc.
200 S. Orange Avenue, Suite 2700
Orlando, Florida 32801

SUPPLEMENTAL PROXY INFORMATION REGARDING
PROPOSAL 3 – APPROVE AN AMENDMENT TO THE XENIA HOTELS & RESORTS, INC., XHR HOLDING, INC. AND XHR LP 2015 INCENTIVE AWARD PLAN
TO BE CONSIDERED AT THE 2020 ANNUAL MEETING OF STOCKHOLDERS

On April 6, 2020, Xenia Hotels & Resorts, Inc. (the “Company,” “Xenia,” “we” or “our”) filed with the Securities and Exchange Commission (“SEC”) its definitive proxy statement (the “Proxy Statement”) for use in connection with the Xenia’s 2020 annual meeting of stockholders (the “Annual Meeting”) to be held on Tuesday, May 19, 2020, at 8:00 a.m., local time, at the offices of Baker & Hostetler LLP, SunTrust Center, Suite 2300, 200 S. Orange Avenue, Orlando, Florida 32801, and provided access to its proxy materials, including the Proxy Statement, the proxy card and its Annual Report for the fiscal year ended December 31, 2019, over the Internet at www.proxyvote.com.

This supplement amends and supplements Proposal 3 – Approve an Amendment to the Xenia Hotels & Resorts, Inc., XHR Holding, Inc. and XHR LP 2015 Incentive Award Plan (the “2015 Plan”) in the Proxy Statement to describe the Third Amendment to 2015 Plan approved by our Board of Directors subsequent to the filing of the Proxy Statement to remove from the general authority granted to the administrator of the 2015 Plan the authority to establish “any reload provision” of awards granted pursuant to the 2015 Plan (the “Third Amendment”), which Third Amendment is attached as Appendix A to this supplement.

PROPOSAL 3 – APPROVE AN AMENDMENT TO THE 2015 INCENTIVE AWARD PLAN

In Proposal 3 in the Proxy Statement, Xenia is asking its stockholders to approve the Second Amendment to the 2015 Plan (the “Second Amendment”) to (1) increase the aggregate number of shares of common stock that may be issued pursuant to awards under the 2015 Plan by 2 million shares and (2) revise the 2015 Plan to include a minimum vesting requirement pursuant to which no awards granted under the Amended Plan may vest until the first anniversary of the applicable grant date (subject to limited exceptions).

Xenia understands that Institutional Shareholder Services Inc., a proxy advisory firm (“ISS”), has recommended that Xenia’s stockholders vote AGAINST Proposal 3 because ISS believes that the 2015 Plan provides for reload options, which ISS views as an overriding factor in its evaluation of the 2015 Plan. ISS otherwise scored the 2015 Plan well above its standard for a favorable vote recommendation. Glass Lewis & Co., a proxy advisory firm, has recommended that Xenia’s stockholders vote “FOR” Proposal 3 noting that the 2015 Plan does not include reload provisions.

Section 11.4(d) of the 2015 Plan includes in the list of general authority granted to the administrator of the 2015 Plan the authority to establish “any reload provision” of awards granted pursuant to the 2015 Plan. The 2015 Plan does not provide for the automatic granting of reload options, and Xenia has not previously granted stock option awards or included reload provisions in any award agreements under the 2015 Plan even though this general authority has been present in the 2015 Plan since its adoption on January 9, 2015. Xenia also does not intend to grant awards with reload features in the future. In light of Xenia’s continued commitment to its stockholders and to good corporate governance, as evidenced by its consistently high corporate governance scores, and in light of ISS’s concern, Xenia’s Board of Directors has adopted the Third Amendment, which amends and restates Section 11.4(d) of the 2015 Plan in full as follows:

“(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, ~~any reload provision,~~ any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;”

Deleted text above is identified by a strike out. The amended language above is reflected in the Third Amendment attached as Appendix A to this supplement.

No substantive changes were otherwise made or are proposed to be made to the 2015 Plan, and no changes are otherwise being made to Proposal 3 or any other proposals or other information set forth in the Proxy Statement for the Annual Meeting, as filed with the SEC and previously delivered or otherwise made available to our stockholders of record as of March 30, 2020.

The Board of Directors recommends that stockholders vote FOR Proposal 3 to approve the Second Amendment to the 2015 Plan.

The Second Amendment to the 2015 Plan will be presented for stockholder approval at the Annual Meeting. If you have already voted with respect to Proposal 3 – Approve an Amendment to the 2015 Incentive Award Plan or any of the other proposals set forth in the Proxy Statement, you may change your vote as set forth below. If you have already voted with respect to Proposal 3 – Approve an Amendment to the 2015 Incentive Award Plan or any of the other proposals set forth in the Proxy Statement, you are not required to revote as a result of the Third Amendment described above, and your earlier vote FOR or AGAINST on Proposal 3 will be counted as a vote FOR or AGAINST the 2015 Plan, as amended.

•Stockholders of Record. You can change your vote through the Internet, by telephone or by taking action at the Annual Meeting. You can also change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice revoking the proxy or a new proxy that is dated later than the original proxy. If you vote your shares by proxy and then attend the Annual Meeting in person, the individuals named as proxy holders in the proxy card will nevertheless have authority to vote your shares in accordance with your instructions on the proxy card unless you properly file such revocation notice or new proxy.

•Beneficial Owners. If you hold your shares through a bank, broker or other nominee and wish to change your previously provided voting instructions, you should contact such person prior to the time such voting instructions are exercised.

If a proxy is properly submitted and is not revoked, the proxy will be voted at the Annual Meeting as directed. If no direction is indicated, the proxy will be voted FOR all nominees in Proposal 1, and FOR Proposals 2, 3, and 4, and in accordance with judgment of the designated proxies on any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record of Xenia’s common stock at the close of business on March 30, 2020 are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

The Proxy Statement, this supplement, and Xenia’s Annual Report for the fiscal year ended December 31, 2019 are available at www.proxyvote.com. We encourage you to read the Proxy Statement in its entirety, including Proposal 3 therein, the summary of the 2015 Plan and the Second Amendment included in the Proxy Statement and the full text of the 2015 Plan and the First Amendment and Second Amendment thereto attached to the Proxy Statement and the full text of the Third Amendment attached as Appendix A to this supplement.

We urge you to vote promptly to ensure that your shares are represented at the Annual Meeting.

APPENDIX A

THIRD AMENDMENT TO
XENIA HOTELS & RESORTS, INC., XHR HOLDING, INC. AND XHR LP
2015 INCENTIVE AWARD PLAN

THIS THIRD AMENDMENT TO XENIA HOTELS & RESORTS, INC., XHR HOLDING, INC. AND XHR LP 2015 INCENTIVE AWARD PLAN (this “Third Amendment”), dated as of April 30, 2020, is made and adopted by the Board of Directors (the “Board”) of Xenia Hotels & Resorts, Inc., a Maryland corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the Xenia Hotels & Resorts, Inc., XHR Holding, Inc. and XHR LP 2015 Incentive Award Plan (the “Plan”);

WHEREAS, pursuant to Section 12.1(a) of the Plan, the Plan may be wholly or partially amended at any time or from time to time by the Board; and

WHEREAS, the Company desires to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as set forth herein.

AMENDMENT

1.The subsection (d) of Section 11.4 of the Plan is hereby amended and restated in the entirety as follows:

“(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;”

1.This Third Amendment shall be and is hereby incorporated in and forms a part of the Plan.

2.Except as expressly provided herein, all terms and provisions of the Plan shall remain in full force and effect.

[Signature Page Follows]

I hereby certify that the foregoing Third Amendment was duly adopted by the Board of Directors of Xenia Hotels & Resorts, Inc. on April 30, 2020.

Executed on this 30th day of April, 2020.

/s/ Taylor C. Kessel
Taylor C. Kessel
Senior Vice President and General Counsel